Exhibit 99.1

JOINT VENTURE TERM SHEET

This term sheet sets out the principal terms for the creation of a joint venture (the “Joint Venture”) to operate and manage the Nevada-related operations and assets of Barrick Gold Corporation (“Barrick”) and Newmont Goldcorp Corporation (“Newmont Goldcorp” and, together with Barrick, and including their respective designated affiliates, the “JV Parties” and each a “JV Party”). Definitive terms will be set out in a definitive joint venture agreement (the “JV Agreement”).

A.	Assets and Liabilities

The Nevada-related operations (including Newmont Goldcorp’s CC&V operation) and associated assets (the “Assets”) of each JV Party will be contributed to or made available for use in the Joint Venture, including operating mines, mineral processing and related facilities, mining claims and exploration properties, water rights, ranch land and other relevant properties.

The Joint Venture shall be responsible for all liabilities, including environmental liabilities, associated with the Assets contributed to or made available for use in the Joint Venture.

B.	Economic Interest

Barrick will hold an economic interest in the Joint Venture equal to 55%, and Newmont Goldcorp will hold an economic interest in the Joint Venture equal to 45%. The economic interest is determined by reference to analyst consensus net present values for each company’s Nevada-related assets, including CC&V (Barrick $7.71 billion; Newmont $5.88 billion) and an equal split of the $4.7 billion Nevada synergy value estimated by Barrick.[1]

C.	Management Committee

General. A management committee of the Joint Venture (the “Management Committee”) will be responsible for oversight of the Joint Venture.

Composition. Each JV Party shall be entitled to an equal number of Management Committee representatives. The chair of the Management Committee will rotate on an annual basis, with Barrick appointing the initial chair.

Voting. The aggregate voting power of a JV Party’s Management Committee representatives will be proportionate to such JV Party’s economic interest in the Joint Venture. The matters set forth on Exhibit A hereto shall require simple majority approval of the Management Committee, and the matters set forth on Exhibit B hereto shall require unanimous approval of the Management Committee.

1  For Barrick: $7.71B + $2.35B / $18.29B = 55%.  For Newmont Goldcorp: $5.88B + $2.35B / $18.29B = 45.00%.

D.	Operational Management	The general manager of the Joint Venture and his/her direct reports will be jointly appointed by the JV Parties. This management team will carry out day-to-day operations of the Joint Venture.

E.	Technical Committee

A Technical Committee will be established in the JV Agreement, allowing both JV Parties to bring their expertise in technical operating capability, exploration, sustainability and external relations to the Joint Venture. In addition, the Management Committee may establish other standing or ad hoc sub-committees from time to time as necessary. All sub-committees will be advisory only and will not have decision-making authority or authority to bind the Joint Venture or the JV Parties. Each sub-committee will consist of an equal number of representatives designated by each JV Party. The chair of each sub-committee will be appointed by the JV Parties annually.

F.	Deadlock	The JV Parties will develop a mutually acceptable procedure for resolving deadlocks with respect to operating, funding, executive and other matters, including escalation to the JV Parties’ CEOs.

G.	Policies and Standards	The JV Parties will develop a single set of policies and standards to govern all aspects of the Joint Venture, drawing from each of their respective existing policies and standards.

H.	Take-in Kind and Funding

Each JV Party shall be entitled to take a portion of the Joint Venture’s production (gold, silver, and copper) in kind based on its economic interest. Funding obligations will be proportional to the economic interests of the JV Parties, subject to any exceptions agreed in the JV Agreement. Failure to fund will result in dilution on a straight-line basis, subject to any exceptions agreed in the JV Agreement. This take-in-kind and funding structure will be designed to enable each party to account for proportionate production and related metrics (such as AISC).

I.	Hedging

The Joint Venture shall not engage in any hedging or similar activity, but each JV Party shall be entitled to enter into hedges or similar transactions in relation to its own in-kind production entitlements from the Joint Venture.

J.	Retained Royalty

Each JV Party shall be entitled to a 1.5% net smelter return royalty on precious and base metals discovered on and produced from mineral properties contributed by it to the Joint Venture, excluding all reserves and resources publicly reported at the date of formation of the Joint Venture.

K.	Right of First Refusal

Any direct or indirect transfer of a JV Party’s economic interest in the Joint Venture to a non-affiliated third party will be subject to a right of first refusal in favor of the other JV Party on terms set forth in the JV Agreement.

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L.	Area of Interest

All mineral properties held by each JV Party within an area of interest (“AOI”) to be defined in the JV Agreement shall be contributed to the Joint Venture, and the Joint Venture shall have the right to acquire any mineral properties within the AOI that are obtained directly or indirectly by either JV Party or its affiliates subsequent to formation of the Joint Venture.

M.	Access and Information	Each JV Party shall have customary access and information rights.

N.	Structure	The structure of the Joint Venture will be as agreed by the JV Parties to best reflect the terms outlined herein and optimize tax and commercial considerations for both JV Parties.

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SCHEDULE A
MAJORITY APPROVAL

1.                                      Annual programs and budgets and corresponding funding plans

2.                                      Individual contracts or commitments in excess of US$25 million per year

3.                                      Sole source supply commitments in excess of US$5 million

4.                                      Remuneration of the general manager and his/her direct reports (after recommendation by the general manager)

5.                                      Life of mine plans

6.                                      Statements of mineral reserves and resources

SCHEDULE B
UNANIMOUS APPROVAL

1.                                      Dispositions of assets (other than sales of production or other dispositions in the ordinary course), expansion projects or other capital expenditures, asset purchases or investments, or incurrence of indebtedness as customarily defined (or series of related transactions), in each case with a value or cost or in an amount that exceeds US$100 million

2.                                      Commencing or resolving any claim or dispute that is considered material to the affairs of the Joint Venture, or that otherwise involves a total amount in dispute in excess of US$100 million

3.                                      Approval of the general manager of the Joint Venture and his/her direct reports

4.                                      Any issuance, sale, repurchase or redemption of any interest in the Joint Venture, or any options, rights or other financial products giving an interest in the Joint Venture (other than interests issued pursuant to a JV Party’s funding commitments), or other change in the capital structure of the Joint Venture

5.                                      Any change to the dividend and distribution policy of the Joint Venture

6.                                      Related party agreements or litigation

7.                                      Any merger, amalgamation or reorganization of the Joint Venture

8.                                      Taking or instituting any proceedings for liquidation, winding up, bankruptcy, etc. of the Joint Venture, permanent cessation of operations or abandonment of a material asset of the Joint Venture (other than in emergency circumstances), or suspension of operations for any material asset of the Joint Venture for a period of more than 90 days other than due to force majeure

9.                                      Customary matters such as change of external auditor,  change of year-end and non-clerical amendment to the constating documents of the Joint Venture

Cautionary Statement Regarding Forward-Looking Statements:

This term sheet contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual events to differ materially from future events expressed, projected or implied by the forward-looking statements. Forward-looking statements in this term sheet include, without limitation, the implied consummation of the proposed transaction (the “proposed Goldcorp transaction”) with Goldcorp Inc. (“Goldcorp”) and statements related to a possible joint venture in Nevada. Such statements are intended to be an illustrative proposal, and does not constitute a definitive or binding agreement. Estimates or expectations of future events are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, our ability to reach an agreement with Barrick Gold Corporation. Nothing herein should be understood as an assertion that a joint venture agreement will be successfully negotiated or that any such agreement would contain the terms as presented herein. For a more detailed discussion of risks and other factors that might impact future looking statements, see Newmont’s 2018 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) as well as Newmont’s other SEC filings, available on the SEC website or www.newmont.com and Goldcorp’s most recent annual information form as well as Goldcorp’s other filings made with Canadian securities regulatory authorities and available on SEDAR, on the SEC website or www.goldcorp.com. Newmont is not affirming or adopting any statements or reports attributed to Goldcorp (including prior mineral reserve and resource declaration) in this term sheet or made by Goldcorp outside of this term sheet. Goldcorp is not affirming or adopting any statements or reports attributed to Newmont (including prior mineral reserve and resource declaration) in this term sheet or made by Newmont outside of this term sheet. Newmont and Goldcorp do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this term sheet, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Additional information about the proposed Goldcorp transaction and where to find it

This term sheet is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This term sheet is being made in respect of the proposed Goldcorp transaction involving Newmont and Goldcorp pursuant to the terms of an Arrangement Agreement by and among Newmont and Goldcorp and may be deemed to be soliciting material relating to the proposed Goldcorp transaction. In connection with the proposed Goldcorp transaction, Newmont will file a proxy statement relating to a special meeting of its stockholders with the SEC. Additionally, Newmont will file other relevant materials in connection with the proposed Goldcorp transaction with the SEC. Security holders of Newmont are urged to read the proxy statement regarding the proposed Goldcorp transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed Goldcorp transaction because they will contain important information about the proposed Goldcorp transaction and the parties to the transaction. The definitive proxy statement will be mailed to Newmont’s stockholders. Stockholders of Newmont will be able to obtain a copy of the proxy statement, the filings with the SEC that will be incorporated by reference into the proxy statement as well as other filings containing information about the proposed Goldcorp transaction and the parties to the transaction made by Newmont with the SEC free of charge at the SEC’s website at www.sec.gov, on Newmont’s website at www.newmont.com/investor-relations/default.aspx or by contacting Newmont’s Investor Relations department at jessica.largent@newmont.com or by calling 303-837-5484. Copies of the documents filed with the SEC by Goldcorp will be available free of charge at the SEC’s website at www.sec.gov.

Participants in the proposed Goldcorp transaction solicitation

Newmont and its directors, its executive officers, members of its management, its employees and other persons, under SEC rules, may be deemed to be participants in the solicitation of proxies of Newmont’s stockholders in connection with the proposed Goldcorp transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Newmont’s executive officers and directors in the solicitation by reading Newmont’s 2018 Annual Report on Form 10-K filed with the SEC on February 21, 2019, its proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 9, 2018 and other relevant materials filed with the SEC when they become available. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed Goldcorp transaction will be set forth in the proxy statement filed with the SEC relating to the transaction when it becomes available. Additional information concerning Goldcorp’s executive officers and directors is set forth in its 2017 Annual Report on Form 40-F filed with the SEC on March 23, 2018, its management information circular relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 16, 2018 and other relevant materials filed with the SEC when they become available.